Exhibit 99.1

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

— Board of Directors Authorizes $150 Million Increase to Share Repurchase Plan —

New York, NY, February 10, 2021 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI), today reported results for the quarter and year ended December 31, 2020. In addition, ARI announced the Company’s Board of Directors authorized an increase of $150 million to the existing share repurchase plan. Following the increase, ARI has $172 million of current capacity under the plan.

For the fourth quarter of 2020, net income available to common stockholders per share of common stock was $0.23, and Distributable Earnings (a non-GAAP financial measure defined below), prior to realized loss on investments were $0.36 per share of common stock. Distributable Earnings for the fourth quarter were $0.15 per share of common stock.

Commenting on the results, Stuart Rothstein, Chief Executive Officer and President of ARI, said: “Despite the challenges created by the pandemic, ARI’s performance in 2020 affirmed our ability to be thoughtful, strategic and pro-active with respect to asset and balance sheet management. The success of our efforts is evidenced by the strong balance sheet and increased liquidity we were able to maintain throughout the year while still being able to provide a stable and well covered dividend to our stockholders.”

ARI issued a detailed presentation of the Company’s quarter and year ended December 31, 2020 results, which can be viewed at www.apolloreit.com.

Conference Call and Webcast:

Members of the public who are interested in participating in the Company’s fourth quarter and full year 2020 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. on Thursday, February 11, 2021 and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 5487683). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, February 11, 2021 and ending at midnight on Thursday, February 18, 2021. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 5487683.

Distributable Earnings

Beginning in the fourth quarter of 2020, to more appropriately reflect the principal purpose of the measure, “Operating Earnings” was relabeled “Distributable Earnings”, a non-GAAP financial measure. The definition continues to be net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of the Company’s convertible senior notes (the “Notes”) to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses.

The weighted-average diluted shares outstanding used for Distributable Earnings per weighted-average diluted share has been adjusted from weighted-average diluted shares under GAAP to exclude shares issued from a potential conversion of the Notes. Consistent with the treatment of other unrealized adjustments to Distributable Earnings, these potentially issuable shares are excluded until a conversion occurs, which the Company believes is a useful presentation for investors. The Company believes that excluding shares issued in connection with a potential conversion of the Notes from its computation of Distributable Earnings per weighted-average diluted share is useful to investors for various reasons, including the following: (i) conversion of Notes to shares requires both the holder of a Note to elect to convert the Note and for the Company to elect to settle the conversion in the form of shares; (ii) future conversion decisions by Note holders will be based on the Company’s stock price in the future, which is presently not determinable; (iii) the exclusion of shares issued in connection with a potential conversion of the Notes from the computation of Distributable Earnings per weighted-average diluted share is consistent with how the Company treats other unrealized items in its computation of Distributable Earnings per weighted-average diluted share; and (iv) the Company believes that when evaluating its operating performance, investors and potential investors consider the Company’s Distributable Earnings relative to its actual distributions, which are based on shares outstanding and not shares that might be issued in the future.

As a REIT, U.S. federal income tax law generally requires the Company to distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that the Company pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Given these requirements and the Company’s belief that dividends are generally one of the principal reasons shareholders invest in a REIT, the Company generally intends over time to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable Earnings is a key factor considered by the Company’s board of directors in setting the dividend and as such the Company believes Distributable Earnings is useful to investors.

During the second quarter of 2020, the Company terminated its interest rate swap, which was used to manage exposure to variable cash flows on the Company’s borrowings under its senior secured term loan and recorded a realized loss in the condensed consolidated statement of operations. As of December 31, 2020, there are no interest rate swaps on the Company’s condensed consolidated balance sheet. In addition, during the year ended December 31, 2020, the Company recorded a net realized loss on the sale of two residential-for-sale: inventory loans, sale of three construction loans, repayment of a previously impaired residential-for-sale: inventory loan, foreclosure related to a hotel loan, sale of participating interests in an office loan and a residential-for-sale: construction loan, and in connection with the restructuring of two hotel loans.

The Company believes it is useful to its investors to also present Distributable Earnings prior to realized loss on investments and interest rate swap to reflect its operating results because (i) the Company’s operating results are primarily comprised of earning interest income on its investments net of borrowing and administrative costs, which comprise the Company’s ongoing operations and (ii) it has been a useful factor related to the Company’s dividend per share because it is one of the considerations when a dividend is determined. The Company believes that its investors use Distributable Earnings and Distributable Earnings prior to realized loss on investments and interest rate swap, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers.

A significant limitation associated with Distributable Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Distributable Earnings may not be comparable to similarly-titled measures of other companies, that use different calculations. As a result, Distributable Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP. Distributable Earnings are reduced for realized losses on loans which include losses that management believes are near certain to be realized.

A reconciliation of Distributable Earnings, and Distributable Earnings prior to realized loss on investments and interest rate swap, to GAAP net income (loss) available to common stockholders is included in the detailed presentation of the Company’s quarter ended December 31, 2020 results, which can be viewed at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a leading global alternative investment manager with approximately $455 billion of assets under management at December 31, 2020.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on the Company’s financial condition, results of operations, liquidity and capital resources; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.